UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of report (Date of earliest event reported):  February 11, 2008

FAR EAST ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
 (State or other jurisdiction of incorporation)

0-32455	88-0459590
(Commission File Number)	(IRS Employer Identification Number)

363 N. Sam Houston Parkway East, Suite 380, Houston, Texas 77060
(Address of principal executive offices)

(832) 598-0470
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2008, the Compensation Committee of the Board of Directors of Far East Energy Corporation (the "Company") approved annual base salaries for certain named executive officers of the Company for the year commencing January 1, 2008 and awarded bonuses in respect of services rendered by certain of its executive officers during 2007, which are payable in February 2008. Such annual base salaries and bonuses are as follows:

1.	Michael R. McElwrath, President and Chief Executive Officer, will receive an annual base salary of $330,750 and a 2007 bonus of $88,993;

2.	Randall D. Keys, Chief Financial Officer, will receive a 2007 bonus of $12,938;

3.	Garry Ward, Senior Vice President-Engineering, will receive an annual base salary of $171,791 and a 2007 bonus of $19,756; and

4.	Alex Yang, Senior Vice President-Exploration, will receive an annual base salary of $165,837 and a 2007 bonus of $26,010.

In addition to the above, Mr. McElwrath's employment agreement provides that he receives performance bonuses of not less than $20,000 payable on or before the 13th of April and October of each year.  The annual base salary of Mr. Keys did not change because he was appointed as Chief Financial Officer in the fourth quarter of 2007.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 15, 2008

Far East Energy Corporation

By:	/s/ Michael R. McElwrath
Michael R. McElwrath
Chief Executive Officer